Exhibit 99.2

For Immediate Release

Veracyte Announces Preliminary Fourth Quarter and Full-Year 2020 Financial Results

SOUTH SAN FRANCISCO, Calif., February 3, 2021— Veracyte, Inc. (Nasdaq: VCYT) today announced preliminary results for the fourth quarter and full year ended December 31, 2020.

The company expects to report total revenue of between $34.0 million and $35.0 million and product and testing volume of between 13,000 and 13,200 tests for the fourth quarter ended December 31, 2020, an increase of 16% and 14% at the midpoint of the range, respectively, compared to the fourth quarter of 2019. The company expects to report total revenue of between $117.0 million and $118.0 million and product and testing volume of between 44,400 and 44,600 tests for the full year ended 2020, compared to $120.4 million and 40,292 tests for full-year 2019. In addition, the company expects to report cash and cash equivalents of between $345.0 million and $350.0 million as of December 31, 2020.

“We continued the strong rebound in our business during the fourth quarter, with revenue and genomic testing and product volume exceeding pre-pandemic levels,” said Bonnie Anderson, Veracyte’s chairman and chief executive officer. “Moreover, I am incredibly proud of our team’s performance throughout 2020 as we advanced our vision of improving outcomes for patients all over the world at every step of their journey. With our comprehensive menu of advanced genomic tests that address unmet needs across the care continuum, our platform for serving global markets and our robust pipeline, we believe we are well-positioned for long-term, sustained growth.”

The preliminary revenue and cash information presented in this press release is based on Veracyte’s current expectations, is unaudited and may be adjusted as a result of, among other things, the completion of Veracyte’s quarterly and annual financial closing procedures and audit by Veracyte’s independent registered public accounting firm. Actual results may differ materially from those disclosed in this press release. Veracyte will report its full financial results and other metrics during its fourth quarter and full-year 2020 financial results later this month.

About Veracyte

Veracyte (Nasdaq: VCYT) is a global genomic diagnostics company that improves patient care by providing answers to clinical questions, informing diagnosis and treatment decisions throughout the patient journey in cancer and other diseases. The company’s growing menu of genomic tests leverage advances in genomic science and technology, enabling patients to avoid risky, costly diagnostic procedures and quicken time to appropriate treatment. The company’s tests in thyroid cancer, lung cancer, breast cancer and idiopathic pulmonary fibrosis are available to patients and its lymphoma subtyping test is in development. With Veracyte’s exclusive global license to a best-in-class diagnostics instrument platform, the company is positioned to deliver its tests to patients worldwide. Veracyte is based in South San Francisco, California. For more information, please visit www.veracyte.com and follow the company on Twitter (@veracyte).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, our statements related to our financial and operating results for the fourth quarter and full-year ended December 31, 2020. Forward-looking statements can be identified by words such as: “appears,” “anticipate,” “intend,” “plan,” “expect,” “believe,” “should,” “may,” “will” and similar references to future periods. Actual results may differ materially from those projected or suggested in any forward-looking statements. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to: Veracyte’s ability to achieve and maintain Medicare coverage for its tests; the benefits of Veracyte’s tests, the applicability of clinical results to actual outcomes and the effects of the COVID-19 pandemic on Veracyte’s business and performance. Factors that may impact these forward-looking statements can be found in Item 1A – “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 25, 2020 and in our Quarterly Report on Form 10-Q filed with the SEC on November 2, 2020. A copy of these documents can be found at the Investors section of our website at www.veracyte.com. These forward-looking statements speak only as of the date hereof and Veracyte specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise.

Veracyte, Afirma, Percepta, Envisia, Prosigna, “Know by Design” and the Veracyte, Afirma, Percepta, Envisia and Prosigna logos are registered trademarks in the U.S. and selected countries. We have common law rights and pending trademark applications for LymphMark and “More About You.”

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Investor and Media Contact:

Tracy Morris

Vice President of Corporate Communications

& Investor Relations

650-380-4413

tracy.morris@veracyte.com